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                                                                       EXHIBIT 5

                        OCCIDENTAL PETROLEUM CORPORATION
                      10889 WILSHIRE BOULEVARD, SUITE 1500
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800

SCOTT A. KING                                   DIRECT TELEPHONE: (310) 443-6128
COUNSEL                                               DIRECT FAX: (310) 443-6737

                               September 11, 1996

Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024

                     Re:  Occidental Petroleum Corporation
                     Registration Statement on Form S-3

Ladies and Gentlemen:

     I am a Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and have acted as counsel to Occidental in connection with the preparation of the above-referenced Registration Statement on Form S-3, filed by Occidental with the Securities and Exchange Commission (the "Commission") on September 11, 1996 (the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 3,493,427 shares (the "Shares") of Common Stock, par value $.20 per share, of Occidental. The Registration Statement also covers the rights (the "Rights") initially to purchase units (the "Units"), each Unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of Occidental, which Rights will be issued with, and initially attached to and traded with, the Shares. The Rights will be issued pursuant to the Rights Agreement, dated as of October 17, 1986, between Occidental and The Chase Manhattan Bank (formerly Chemical Bank) as successor Rights Agent (the "Rights Agreement").

     The Shares and the Rights attached thereto are to be sold by the selling shareholders, who acquired the Shares and such Rights from Occidental as a result of a merger by a subsidiary of Occidental into Laurel Industries, Inc. ("Laurel"), in which merger all of the outstanding shares of the capital stock of Laurel were converted into such Shares and such Rights.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such records of Occidental and all such agreements, certificates of public officials, certificates of officers or other representatives of Occidental and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Registration Statement (together with the form of prospectus forming a part thereof), (ii) the Restated Certificate of Incorporation and By-laws of Occidental, as amended to date, (iii) copies of certain resolutions adopted by the Board of Directors of Occidental, and of resolutions adopted by a special pricing committee of such Board of Directors, relating to the filing of the Registration Statement and any amendments or supplements thereto, and the issuance of the Shares and the Rights attached thereto and related matters, and (iv) the Rights Agreement. At a meeting of the Board of Directors of Occidental relating to the adoption of the Rights Agreement, the Board of Directors was advised on a number of questions of Delaware law, including that there is no direct judicial precedent in Delaware
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regarding an identical form of rights agreement. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental and others.

     I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that:

          1. The Shares (for purposes of this paragraph 1, excluding the Rights) have been duly authorized and are validly issued, fully paid and nonassessable.

          2. The Rights have been duly authorized and are validly issued.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          Scott A. King

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